Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Salix Pharmaceuticals:
	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS OUTLINES DATA PRESENTATIONS AT PAINWeek

RALEIGH, NC, September 5, 2012 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that five presentations describing the investigation of methylnaltrexone bromide as a potential treatment for opioid-induced constipation in adult patients with chronic, non-cancer pain will occur during The National Conference on Pain for Frontline Practitioners, or “PAINWeek”. PAINWeek is being held in Las Vegas, NV, Wednesday, Sept. 5 – Saturday, Sept. 8.

RELISTOR® (methylnaltrexone bromide) injection for subcutaneous use

Rauck et al. “Cardiac Safety of Subcutaneous Methylnaltrexone: Results from a Pooled Safety Analysis and a Case-Controlled Analysis in Noncancer Pain Patients with Opioid-Induced Constipation”

Methylnaltrexone bromide for oral use

Pepin et al. “Efficacy and Safety of Daily and As Needed Dosing of Oral Methylnaltrexone for the Treatment of Opioid-Induced Constipation in Patients with Chronic Noncancer Pain”

Rauck et al. “Cardiac Safety of Oral Methylnaltrexone in Healthy Subjects and Noncancer Pain Patients with Opioid-Induced Constipation”

Rauck et al. “Oral Methylnaltrexone for the Treatment of Opioid-Induced Constipation in Patients with Noncancer Pain”

Slatkin et al. “Safety and Tolerability of Oral Methylnaltrexone in Chronic Noncancer Pain Patients with Opioid-Induced Constipation”

About RELISTOR (methylnaltrexone bromide), Opioids and Constipation

Opioid analgesics are frequently prescribed for patients with chronic pain. Constipation, a common side effect, occurs in patients receiving opioid therapy. RELISTOR is the first approved medication that specifically targets the underlying cause of opioid-induced constipation in advanced illness patients when laxatives are insufficient. Opioids relieve pain by specifically interacting with mu–opioid receptors within the brain and spinal cord. However, opioids also interact with mu–opioid receptors found outside the central nervous system, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR is a peripherally acting mu–opioid receptor antagonist that does not cross the blood-brain barrier and was specifically designed to block mu-opioid receptors in the GI tract, therefore decreasing the constipating effects of opioid pain medications without affecting their ability to relieve pain.

RELISTOR Subcutaneous Injection was approved in the United States in 2008 for the treatment of opioid-induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. The drug is also approved for use in 58 countries worldwide, including the European Union, Canada and Australia. In the 27 member states of the E.U., as well as Iceland, Norway and Liechtenstein, RELISTOR is approved for the treatment of opioid–induced constipation in advanced illness patients who are receiving palliative care when response to usual laxative therapy has not been sufficient. In Canada, the drug is approved for the treatment of opioid–induced constipation in patients with advanced illness, receiving palliative care. When response to laxatives has been insufficient, RELISTOR should be used as an adjunct therapy to induce a prompt bowel movement. Applications in additional countries are pending. RELISTOR is under exclusive license to Salix Pharmaceuticals worldwide except Japan, and to Ono Pharmaceutical in Japan only, from Progenics Pharmaceuticals. Salix is developing both subcutaneous injection and oral formulations of methylnaltrexone bromide for the potential treatment of opioid-induced constipation in adult patients with chronic, non-cancer pain.

For more information about RELISTOR, please visit www.RELISTOR.com

Important Safety Information for RELISTOR

RELISTOR is indicated for the treatment of opioid–induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Use of RELISTOR beyond four months has not been studied.

RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction. If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician. Use of RELISTOR has not been studied in patients with peritoneal catheters.

Safety and efficacy of RELISTOR have not been established in pediatric patients.

Rare cases of gastrointestinal (GI) perforation have been reported in advanced illness patients with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the GI tract (i.e., cancer, peptic ulcer, Ogilvie’s syndrome). Perforations have involved varying regions of the GI tract (e.g., stomach, duodenum, colon).

Use RELISTOR with caution in patients with known or suspected lesions of the GI tract. Advise patients to discontinue therapy with RELISTOR and promptly notify their physician if they develop severe, persistent, and/or worsening abdominal symptoms.

The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs 9.8%), flatulence (13.3% vs 5.7%), nausea (11.5% vs 4.9%), dizziness (7.3% vs 2.4%), diarrhea (5.5% vs 2.4%), and hyperhidrosis (6.7% vs 6.5%).

RELISTOR full Prescribing Information for the U.S. is available at www.RELISTOR.com

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO® (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, SOLESTA®, DEFLUX®, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR® , Lumacan® and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for OSMOPREP, AZASAN and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site, Twitter feed and Facebook page is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; market acceptance for approved products; and generic and other competition in an increasingly global industry. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.